Exhibit 99.1
KIMBALL ELECTRONICS REPORTS Q4 RESULTS; COMPANY PROVIDES GUIDANCE FOR FISCAL 2025

Fourth Quarter Fiscal 2024 Highlights
•Net sales totaled $430.2 million
•Operating income of $19.6 million, or 4.6% of net sales
•Adjusted operating income of $20.9 million, or 4.9% of net sales
•Cash flow generated from operating activities of $48.5 million, driven by inventory reductions

JASPER, Ind., August 13, 2024 -- (BUSINESS WIRE) -- Kimball Electronics, Inc. (Nasdaq: KE) today announced financial results for the fourth quarter and fiscal year ended June 30, 2024.

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
(Amounts in Thousands, except EPS)	2024	2023	2024	2023
Net Sales	$430,158	$496,141	$1,714,510	$1,823,429
Operating Income (1)	$19,608	$31,449	$49,277	$87,729
Adjusted Operating Income (non-GAAP) (2)	$20,944	$31,480	$74,311	$88,218
Operating Income %	4.6%	6.3%	2.9%	4.8%
Adjusted Operating Income (non-GAAP) %	4.9%	6.3%	4.3%	4.8%
Net Income (1)	$7,543	$19,202	$20,511	$55,831
Adjusted Net Income (non-GAAP) (2)	$8,361	$19,041	$35,846	$55,949
Diluted EPS (1)	$0.30	$0.76	$0.81	$2.22
Adjusted Diluted EPS (non-GAAP) (2)	$0.33	$0.76	$1.42	$2.23
(1) Results (GAAP) in the June 30, 2024 three months and fiscal year periods include asset and goodwill impairment related to the divestiture of the Automation, Test and Measurement business.
(2) A reconciliation of GAAP and non-GAAP financial measures is included below.

Commenting on today’s announcement, Richard D. Phillips, Chief Executive Officer, stated, “Q4 was another quarter focused on ‘controlling what we can control’. The operating environment for the EMS industry remains challenged and many contract manufacturing organizations, Kimball included, have adjusted expectations on continued weakness in end market demand. In the verticals we serve, the pull back has been more significant than originally anticipated, and we continue to appropriately adjust our cost structure to maintain competitiveness with stable operating margins, improve working capital management with lower inventory levels, and generate positive cash flow.”

Mr. Phillips continued, “Earlier this month, we announced the completion of the divestiture of the Automation, Test and Measurement business. Closure on the sale represents a significant milestone for our Company, and another important step toward sharpening our strategic focus and returning to profitable growth and stronger performance. Proceeds from the sale, combined with actions taken to navigate the current environment, have strengthened our balance sheet with increased liquidity and financial flexibility. In addition, recent new program wins, which will start to impact fiscal 2026, make us excited for the future.”

The Company ended the fourth quarter of fiscal 2024 with cash and cash equivalents of $78.0 million and borrowings outstanding on credit facilities of $294.8 million, including $235.0 million classified as long term, and $142.1 million of borrowing capacity available. Capital expenditures were $9.1 million in the fourth quarter, and the Company invested $3 million to repurchase 136,000 shares of common stock.

Fiscal Year 2024 Highlights:

•Net sales totaled $1,714.5 million, the second highest year in the history of the Company
•Adjusted operating income of $74.3 million, or 4.3% of net sales
•Inventory reductions of $112 million, or 25%, year-over-year
•Cash flow generated from operating activities of $73 million

Net Sales by Vertical Market for Q4 and Full Year Fiscal 2024:

	Three Months Ended					Fiscal Year Ended
	June 30,					June 30,
(Amounts in Millions)	2024	*	2023	*	Percent Change	2024	*	2023	*	Percent Change
Automotive (1)	$211.7	49%	$228.5	46%	(7)%	$826.4	48%	$843.8	46%	(2)%
Medical (1)	102.2	24%	123.6	25%	(17)%	425.7	25%	500.7	28%	(15)%
Industrial (1)	116.3	27%	144.0	29%	(19)%	462.4	27%	478.9	26%	(3)%
Total Net Sales	$430.2		$496.1		(13)%	$1,714.5		$1,823.4		(6)%

*As a percent of Total Net Sales
(1) Beginning in fiscal year 2024, miscellaneous sales previously reported in Other are now reported in the respective three end market verticals; all prior periods have been recast to conform to current period presentation

–Automotive includes electronic power steering, body controls, automated driver assist systems, and electronic braking systems
–Medical includes sleep therapy and respiratory care, image guided therapy, in vitro diagnostics, drug delivery, AED, and patient monitoring
–Industrial includes climate controls, automation controls, optical inspection, and public safety

Jana T. Croom, Chief Financial Officer, commented, “Fiscal 2024 was hard fought with a challenging operating environment combined with divesting the AT&M business, which was not a small undertaking for our Company. I would like to thank the entire Kimball team for their efforts involved in closing the transaction and ensuring a smooth transition. Looking to fiscal 2025, we expect macro headwinds to persist. We will balance these pressures with cost controls, a capital allocation strategy focused on longer-term growth, lasting customer relationships, and opportunistic share repurchases.”

Fiscal Year 2025 Guidance

•    Net sales in the range of $1.440 - $1.540 billion, an 8% to 14% decline year-over-year when excluding net sales from Automation, Test and Measurement. (a)
•    Adjusted operating income of 4.0% - 4.5% of net sales. (b)
•    Capital expenditures of $40 - $50 million.

(a) A reconciliation of net sales excluding Automation, Test and Measurement is included in the Non-GAAP Reconciliations section.
(b) Fiscal year 2025 guidance reflects a change in our adjusted operating income calculation beginning in fiscal year 2025, which will exclude stock compensation expense, currently included in adjusted operating income. This change better aligns our presentation with others in our industry. Fiscal year 2024, under this new calculation, by comparison, would have been 4.8%. A reconciliation of GAAP and non-GAAP financial measures is included below.

Forward-Looking Statements
Certain statements contained within this release are considered forward-looking, including our guidance, under the Private Securities Litigation Reform Act of 1995. The statements may be identified by the use of words such as “expect,” “should,” “goal,” “predict,” “will,” “future,” “optimistic,” “confident,” and “believe.” Undue reliance should not be placed on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These forward-looking statements are subject to risks and uncertainties including, without limitation, global economic conditions, geopolitical environment and conflicts such as the war in Ukraine, global health emergencies, availability or cost of raw materials and components, foreign exchange rate fluctuations, and our ability to convert new business opportunities into customers and revenue. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the company are contained in its Annual Report on Form 10-K for the year ended June 30, 2023.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. The non-GAAP financial measures contained herein include constant currency growth, net sales excluding Automation, Test & Measurement, adjusted selling and administrative expenses, adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the Reconciliation of Non-GAAP Financial Measures section below. Management believes these measures are useful and allow investors to meaningfully trend, analyze, and benchmark the performance of the company’s core operations. The company’s non-GAAP financial measures are not necessarily comparable to non-GAAP information used by other companies.

About Kimball Electronics, Inc.
Kimball Electronics is a global, multifaceted manufacturing solutions provider of electronics and diversified contract manufacturing services to customers around the world. From our operations in the United States, China, Mexico, Poland, Romania, and Thailand, our teams are proud to provide manufacturing services for a variety of industries. Recognized for a reputation of excellence, we are committed to a high-performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball Electronics, Inc. (Nasdaq: KE) is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit www.kimballelectronics.com.

Conference Call / Webcast

Date:	August 14, 2024
Time:	10:00 AM Eastern Time
Live Webcast:	investors.kimballelectronics.com/events-and-presentations/events
Dial-In #:	877-407-8293 (or 201-689-8349)

For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.
Lasting relationships. Global success.

Financial highlights for the fourth quarter and fiscal year ended June 30, 2024 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	June 30, 2024		June 30, 2023
Net Sales	$430,158	100.0%	$496,141	100.0%
Cost of Sales	393,420	91.5%	446,460	90.0%
Gross Profit	36,738	8.5%	49,681	10.0%
Selling and Administrative Expenses	15,890	3.6%	18,444	3.7%
Other General Expense (Income)	—	—%	(212)	—%
Restructuring Expense	764	0.2%	—	—%
Asset Impairment	476	0.1%	—	—%
Operating Income	19,608	4.6%	31,449	6.3%
Interest Income	155	—%	65	—%
Interest Expense	(5,380)	(1.3)%	(5,473)	(1.1)%
Non-Operating Income (Expense), net	(918)	(0.2)%	466	0.1%
Other Income (Expense), net	(6,143)	(1.5)%	(4,942)	(1.0)%
Income Before Taxes on Income	13,465	3.1%	26,507	5.3%
Provision for Income Taxes	5,922	1.3%	7,305	1.4%
Net Income	$7,543	1.8%	$19,202	3.9%

Earnings Per Share of Common Stock:
Basic	$0.30		$0.77
Diluted	$0.30		$0.76
Average Number of Shares Outstanding:
Basic	25,064		25,009
Diluted	25,246		25,161

(Unaudited)	Fiscal Year Ended
(Amounts in Thousands, except Per Share Data)	June 30, 2024		June 30, 2023
Net Sales	$1,714,510	100.0%	$1,823,429	100.0%
Cost of Sales	1,574,253	91.8%	1,667,264	91.4%
Gross Profit	140,257	8.2%	156,165	8.6%
Selling and Administrative Expenses	66,626	4.0%	68,648	3.8%
Other General Expense (Income)	(892)	(0.1)%	(212)	—%
Restructuring Expense	2,386	0.1%	—	—%
Goodwill Impairment	5,820	0.3%	—	—%
Asset Impairment	17,040	1.0%	—	—%
Operating Income	49,277	2.9%	87,729	4.8%
Interest Income	638	—%	153	—%
Interest Expense	(22,839)	(1.3)%	(16,263)	(0.9)%
Non-Operating Income (Expense), net	(1,877)	(0.1)%	3,125	0.2%
Other Income (Expense), net	(24,078)	(1.4)%	(12,985)	(0.7)%
Income Before Taxes on Income	25,199	1.5%	74,744	4.1%
Provision for Income Taxes	4,688	0.3%	18,913	1.0%
Net Income	$20,511	1.2%	$55,831	3.1%

Earnings Per Share of Common Stock:
Basic	$0.82		$2.24
Diluted	$0.81		$2.22

Average Number of Shares Outstanding:
Basic	25,079		24,904
Diluted	25,278		25,076

Condensed Consolidated Statements of Cash Flows	Fiscal Year Ended
(Unaudited)	June 30,
(Amounts in Thousands)	2024	2023
Net Cash Flow provided by (used for) Operating Activities	$73,217	$(13,804)
Net Cash Flow used for Investing Activities	(46,521)	(90,467)
Net Cash Flow provided by Financing Activities	8,974	99,179
Effect of Exchange Rate Change on Cash, Cash Equivalents, and Restricted Cash	(755)	(895)
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	34,915	(5,987)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	43,864	49,851
Cash, Cash Equivalents, and Restricted Cash at End of Period	$78,779	$43,864

	(Unaudited)
Condensed Consolidated Balance Sheets	June 30, 2024	June 30, 2023
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$77,965	$42,955
Receivables, net	282,336	308,167
Contract assets	76,320	78,798
Inventories	338,116	450,319
Prepaid expenses and other current assets	44,682	49,188
Assets held for sale	27,587	—
Property and Equipment, net	269,659	267,684
Goodwill	6,191	12,011
Other Intangible Assets, net	2,994	12,335
Other Assets, net	82,069	38,262
Total Assets	$1,207,919	$1,259,719

LIABILITIES AND SHARE OWNERS’ EQUITY
Current portion of borrowings under credit facilities	$59,837	$46,454
Accounts payable	213,551	322,274
Advances from customers	30,151	33,905
Accrued expenses	63,189	72,515
Liabilities held for sale	8,594	—
Long-term debt under credit facilities, less current portion	235,000	235,000
Long-term income taxes payable	3,255	5,859
Other long-term liabilities	53,881	19,718
Share Owners’ Equity	540,461	523,994
Total Liabilities and Share Owners’ Equity	$1,207,919	$1,259,719

Other Financial Metrics
(Unaudited)
(Amounts in Millions, except CCD)
	At or For the
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
Depreciation and Amortization	$9.5	$8.6	$38.0	$32.4
Stock-Based Compensation	$1.8	$1.6	$7.2	$6.9
Cash Conversion Days (CCD) (1)	100	94
Open Orders (2)	$714	$798
(1) Cash Conversion Days (“CCD”) are calculated as the sum of Days Sales Outstanding plus Contract Asset Days plus Production Days Supply on Hand less Accounts Payable Days and less Advances from Customers Days. CCD, or a similar metric, is used in our industry and by our management to measure the efficiency of managing working capital.
(2) Open Orders are the aggregate sales price of production pursuant to unfulfilled customer orders.

Select Financial Results of Automation, Test and Measurement
(Unaudited)
(Amounts in Millions)
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net Sales	$14.8	$28.0	$45.7	$68.6
Operating Income (Loss) (1)	$2.0	$6.6	$(22.2)	$6.7
(1) Includes asset impairment of $0.5 million for the three months ended June 30, 2024 and goodwill impairment of $5.8 million and asset impairment of $17.0 million for the fiscal year ended June 30, 2024. Also includes allocated corporate overhead expenses.

Reconciliation of Non-GAAP Financial Measures
(Unaudited, Amounts in Thousands, except Per Share Data)
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net Sales Growth (vs. same period in prior year)	(13)%	33%	(6)%	35%
Foreign Currency Exchange Impact	—%	—%	—%	(3)%
Constant Currency Growth	(13)%	33%	(6)%	38%

Net Sales, as reported	$430,158	$496,141	$1,714,510	$1,823,429
Net Sales from Automation, Test & Measurement	14,771	28,031	45,674	68,608
Net Sales excluding Automation, Test & Measurement	$415,387	$468,110	$1,668,836	$1,754,821

Selling and Administrative Expenses, as reported	$15,890	$18,444	$66,626	$68,648
SERP	(96)	(243)	(680)	(701)
Adjusted Selling and Administrative Expenses	$15,794	$18,201	$65,946	$67,947

Operating Income (Loss), as reported	$19,608	$31,449	$49,277	$87,729
SERP	96	243	680	701
Legal Settlements (Recovery)	—	(212)	(892)	(212)
Restructuring Expense	764	—	2,386	—
Goodwill Impairment	—	—	5,820	—
Asset Impairment	476	—	17,040	—
Adjusted Operating Income	$20,944	$31,480	$74,311	$88,218
Adjusted Operating Income %			4.3%	4.8%
Stock Compensation Expense			7,185	6,914
Adjusted Operating Income - FY25 Guidance Comparison			$81,496	$95,132
Adjusted Operating Income % - FY25 Guidance Comparison			4.8%	5.2%

Net Income (Loss), as reported	$7,543	$19,202	$20,511	$55,831
Adjustments After Measurement Period on GES Acquisition	—	—	—	279
Legal Settlements (Recovery), After-Tax	—	(161)	(676)	(161)
Restructuring Expense, After-Tax	580	—	1,810	—
Goodwill Impairment, After-Tax	—	—	4,414	—
Asset Impairment, After-Tax	238	—	9,787	—
Adjusted Net Income	$8,361	$19,041	$35,846	$55,949

Diluted Earnings per Share, as reported	$0.30	$0.76	$0.81	$2.22
Adjustments After Measurement Period on GES Acquisition	—	—	—	0.01
Legal Settlements (Recovery)	—	—	(0.03)	—
Restructuring Expense	0.02	—	0.07	—
Goodwill Impairment	—	—	0.18	—
Asset Impairment	0.01	—	0.39	—
Adjusted Diluted Earnings per Share	$0.33	$0.76	$1.42	$2.23

			Fiscal Year Ended
			June 30,
			2024	2023
Operating Income			$49,277	$87,729
Goodwill Impairment			5,820	—
SERP			680	701
Legal Recovery			(892)	(212)
Restructuring Expense			2,386	—
Asset Impairment			17,040	—
Adjusted Operating Income (non-GAAP)			$74,311	$88,218
Tax Effect			16,332	22,235
After-tax Adjusted Operating Income			$57,979	$65,983
Average Invested Capital (1)			$782,093	$701,364
ROIC			7.4%	9.4%
(1) Average invested capital is computed using Share Owners’ equity plus current and non-current debt less cash and cash equivalents averaged for the last five quarters.